Exhibit 99.1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/ISBC
• Cast your vote online
• Have your Proxy Card ready
P.O. BOX 8016, CARY, NC 27512-9903	• Follow the simple instructions to record your vote

PHONE Call 1-855-668-4175
• Use any touch-tone telephone
• Have your Proxy Card ready
• Follow the simple recorded instructions

MAIL
• Mark, sign and date your Proxy Card
• Fold and return your Proxy Card in the postage-paid envelope provided

You must register to attend the meeting online and/or participate at www.proxydocs.com/ISBC

Investors Bancorp, Inc.
Special Meeting of Stockholders
For Stockholders as of October 04, 2021

TIME:	Friday, November 19, 2021 09:00 AM, Eastern Time
PLACE:	Special Meeting to be held live via the Internet - please visit
www.proxydocs.com/ISBC for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints the official proxy committee consisting of the Board of Directors, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Investors Bancorp, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

If you hold shares in any Employee Stock Ownership Plan, or 401(k) savings plan of the Company (the “Plans”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Special Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the trustee for shares held in any of the Plans. Shares in each of the Plans for which voting instructions are not received by November 16, 2021, or if no choice is specified, will be voted by an independent fiduciary.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Investors Bancorp, Inc.

Special Meeting of Stockholders

Please make your marks like this: ☒ Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

BOARD OF DIRECTORS RECOMMENDS

	PROPOSAL		YOUR VOTE
		FOR	AGAINST	ABSTAIN
1.	Approval and adoption of the Agreement and Plan of Merger, dated as of July 28, 2021 (the “merger agreement”), by and between Citizens Financial Group, Inc., a Delaware corporation, and Investors Bancorp, Inc., a Delaware corporation (“Investors”), and approval of the transactions contemplated by the merger agreement (the “merger,” with such proposal the “Investors merger proposal”).	☐	☐	☐	FOR

2.	Approval of, on a non-binding advisory basis, the compensation payable to the named executive officers of Investors in connection with the merger.	☐	☐	☐	FOR

3.	Approval of the adjournment of the Investors special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Investors special meeting to approve the Investors merger proposal, or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Investors stockholders.	☐	☐	☐	FOR

You must register to attend the meeting online and/or participate at www.proxydocs.com/ISBC

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date